MAPICS, INC.
               PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)


     The historical combined financial statements of MAPICS have been derived from the historical (pre-Distribution) consolidated financial statements of Marcam Corporation and are presented as if MAPICS had been operated as a separate entity. The unaudited pro forma combined balance sheet of MAPICS as of June 30, 1997 presents the financial position of MAPICS assuming that the Distribution and certain other transactions had occurred on June 30, 1997. All material adjustments required to reflect the Distribution and certain other transactions are set forth in the "Pro Forma Adjustments" column. The unaudited pro forma combined statements of operations of MAPICS for the year ended September 30, 1996 and for the nine months ended June 30, 1997 are identical to the historical combined statements of operations for those periods since there are no material pro forma adjustments which are required to reflect the Distribution or certain other transactions which have been reflected as pro forma adjustments in the pro forma combined balance sheet.

         The unaudited pro forma combined financial statements of MAPICS should be read in conjunction with the historical combined financial statements of MAPICS included in the MAPICS, Inc. final prospectus filed with the Securities and Exchange Commission on July 30, 1997 pursuant to Rule 424 (b)(4) of the Securities Act of 1933. The pro forma data is for informational purposes only and may not necessarily reflect future results of operations and financial position or what the results of operations or financial position would have been had MAPICS been operating as a separate entity.

                                  MAPICS, INC.
                      Pro Forma Combined Balance Sheet
                                 June 30, 1997
                                 (In thousands)
                                  (UNAUDITED)

                                                       MAPICS, Inc.        Pro Forma          MAPICS, Inc.
                                                        Historical        Adjustments          Pro Forma
                                                       -----------        -----------          ----------
                     ASSETS
Current assets:
   Cash and equivalents                                   $    846                              $     846
  Accounts receivable, net                                  20,873                                 20,873
   Prepaid expenses and other current assets                 2,737                                  2,737
                                                          --------                              ---------
          Total current assets                              24,456                                 24,456
Property and equipment, net                                  2,806                                  2,806
Computer software costs, net                                15,795                                 15,795
Other intangible assets, net                                 4,981                                  4,981
Other assets                                                    15                                     15
                                                          --------                              ---------

          Total assets                                    $ 48,053                              $  48,053
                                                          ========                              =========


                   LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                       $  5,225                              $   5,225
   Accrued expenses and other current liabilities           14,569                                 14,569
   Deferred revenue                                         21,135                                 21,135
   Note payable                                                 --         $ 64,000 (a)            64,000
                                                          --------         --------             ---------
          Total current liabilities                         40,929           64,000               104,929
Deferred income taxes                                          394               --                   394
                                                          --------         --------             ---------
          Total liabilities                                 41,323           64,000               105,323

Divisional equity                                            6,730           (6,730) (b)               --
Stockholders' equity (deficit):
  Preferred stock                                               --              325 (b)               325
  Common stock                                                  --              115 (b)               115
  Additional paid-in capital                                    --               --                    --
  Retained earnings (accumulated deficit)                       --          (57,710) (a,b)        (57,710)
                                                          --------         --------             ---------

          Total equity (deficit)                             6,730          (64,000)              (57,270)
                                                          --------         --------             ---------

          Total liabilities and equity (deficit)          $ 48,053         $     --             $  48,053
                                                          ========         =========            =========

The accompanying notes are an integral part of the pro forma combined financial statements.

                                  MAPICS, INC.
                   Pro Forma Combined Statement of Operations
                          Year ended September 30, 1996
                      (In thousands, except per share data)
                                   (UNAUDITED)

                                                  MAPICS, Inc.       Pro Forma       MAPICS, Inc.
                                                   Historical       Adjustments       Pro Forma
                                                   ----------       -----------       ---------
Revenues:
   License                                          $  45,341                          $ 45,341
   Services                                            32,261                            32,261
                                                    ---------                          --------
          Total revenues                               77,602                            77,602
                                                    ---------                          --------

Operating expenses:
   Cost of license revenues                             6,913                             6,913
   Cost of services revenues                            9,499                             9,499
   Selling and marketing                               27,851                            27,851
   Product development                                  6,398                             6,398
   General and administrative                           5,965                             5,965
                                                    ---------                          --------
          Total operating expenses                     56,626                            56,626
                                                    ---------                          --------

Income before income tax expense                       20,976            -- (c)          20,976
Income tax expense                                      8,076            --               8,076
                                                    ---------        ------            --------

Net income                                          $  12,900            --            $ 12,900
                                                    =========        ======            ========

Pro forma net income per common share (d)           $    0.70                          $   0.70
                                                    =========                          ========

Pro forma weighted average number of common
shares outstanding (d)                                 18,518                            18,518
                                                       ======                            ======

The accompanying notes are an integral part of the pro forma combined financial statements.

                                MAPICS, INC.
                 Pro Forma Combined Statement of Operations
                        Nine months ended June 30, 1997
                     (In thousands, except per share data)
                                  (UNAUDITED)

                                                  MAPICS, Inc.      Pro Forma       MAPICS, Inc.
                                                   Historical      Adjustments       Pro Forma
                                                   ----------      -----------       ---------
Revenues:
   License                                          $ 37,505                         $ 37,505
   Services                                           28,657                           28,657
                                                      ------                           ------
          Total revenues                              66,162                           66,162
                                                      ------                           ------

Operating expenses:
   Cost of license revenues                            6,362                            6,362
   Cost of services revenues                           8,178                            8,178
   Selling and marketing                              22,273                           22,273
   Product development                                 7,504                            7,504
   General and administrative                          6,412                            6,412
                                                       -----                            -----
          Total operating expenses                    50,729                           50,729
                                                      ------                           ------

Income before income tax expense                      15,433            -- (c)         15,433
Income tax expense                                     5,942            --              5,942
                                                       -----          ----              -----

Net income                                          $  9,491            --           $  9,491
                                                    ========          ====           ========

Pro forma net income per common share (d)           $   0.49                         $   0.49
                                                    ========                         ========

Pro forma weighted average number of common
shares outstanding (d)                                19,297                           19,297
                                                      ======                           ======

The accompanying notes are an integral part of the pro forma combined financial statements.

                                  MAPICS, INC.
                Notes to Pro Forma Combined Financial Statements
                                   (UNAUDITED)

a) To give effect to the borrowing of $64.0 million, the net proceeds of which were used to make a $39.0 million cash transfer to Marcam Solutions in connection with the Distribution and to repay Marcam Corporation's $25.0 million 9.82% Subordinated Notes due 2001
         (the "Subordinated Notes").

b) To give effect to the reclassification of divisional equity to stockholders' equity upon the disposal of MAPICS by Marcam.

c) Does not reflect interest expense of approximately $1.9 million for nine months ended June 30, 1997 and $2.5 million for the year ended September 30, 1996 incurred by Marcam Corporation in connection with the Subordinated Notes since such expense is not expected to recur within the next twelve months.

d) Pro forma net income per share gives effect to the Distribution and reflects the capital structure of Marcam Corporation prior to the Distribution. The pro forma weighted average number of common shares outstanding used in the calculation of pro forma net income per share is determined based upon the sum of (i) the weighted average number of common shares outstanding of Marcam Corporation (11,384,000 shares and 11,472,000 shares, respectively, for the year ended September 30, 1996 and for the nine months ended June 30, 1997), (ii) the weighted average number of common equivalent shares from the assumed exercise of dilutive stock options, warrants, and convertible preferred stock of Marcam Corporation (2,801,000 shares and 3,492,000 shares, respectively, for the year ended September 30, 1996 and for the nine months ended June 30, 1997), and (iii) the number of shares of common stock from the MAPICS public offering the proceeds from which are deemed to be used to pay the capital contribution of $39,000,000 to Marcam Solutions, based on the offering price of $9 per share (4,333,000 shares for the year ended September 30, 1996 and for the nine months ended June 30, 1997).